UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0001-36814	20-4627978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(763) 463-1595

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2015, Entellus Medical, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s amended and restated loan and security agreement with Oxford Finance LLC and the lenders listed therein. Among other things, the Amendment (i) changes the Company’s obligation to deliver consolidated financial statements to the lenders from monthly to quarterly (except for the last quarter of the Company’s fiscal year, so long as the Company is required to make periodic filings with the Securities and Exchange Commission), (ii) extends the timeframe in which the Company must comply with such requirement from 30 days after the end of the month to 45 days after the end of the quarter, and (iii) requires that the Company deliver the lenders a consolidated statement of revenue for the first two months of each fiscal quarter.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated March 30, 2015, by and among Oxford Finance LLC, the lenders listed therein and Entellus Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTELLUS MEDICAL, INC.

Date: April 2, 2015

	By:	/s/ Thomas E. Griffin
Thomas E. Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated March 30, 2015, by and among Oxford Finance LLC, the lenders listed therein and Entellus Medical, Inc.